Exhibit 3.3

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

MEAGAN PERRIN
INNOLOG GROUP CORPORATION

NV

Job:C20100818-0830
August 18, 2010

Special Handling Instructions:
Email out 8-18-2010 merger. Ras

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20100616979-01	8/18/2010 8:00:29 AM	1	$350.00	$350.00
24 Hour Expedite	20100616979-01	8/18/2010 8:00:29 AM	1	$125.00	$125.00
Merge Out	20100616979-01	8/18/2010 8:00:29 AM	1	$0.00	$0.00
Total					$475.00

Payments

Type	Description	Amount
Credit	|10081852485461	$475.00
Total		$475.00

Credit Balance: $0.00

Job Contents:
File Stamped Copy(s): 1

MEAGAN PERRIN
INNOLOG GROUP CORPORATION

NV

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Filed in the office of Ross miller secretary of state state of Nevada document number 20100616979-01 filing date and time 08/18/2010 8:00 AM entity number E0148332009-9
Articles of merger (pursuant to NRS 92A.200 Page 1
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
Articles of merger (pursuant to NRS chapter 92A – excluding 92A.200(4b))
1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box and attach an 81/2”x11” blank sheet containing the required information for each additional entity. Name of merging entity  GCC Merger Sub Corporation jurisdiction Nevada entity type* corporation Name of surviving entity  Innolog group corporation jurisdiction Nevada entity type* corporation *corporation, non-profit corporation, limited partnership, limited liability company or business trust.
Filing fee $350.00
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 1 revised: 10-16-09

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Articles of merger (pursuant to NRS 92A.200 Page 2
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
2) Forwarding address where copies of process may be sent by the secretary of state of Nevada (if a foreign entity is the survivor in the merger – NRS 92A.1 90): Attn: c/o:
3) (Choose one)
X The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).
The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
4) owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if more than four merging entities, check box and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity):
(a) owner’s approval was not required from name of merging entity, if applicable and, or; name of surviving entity, if applicable.
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 2 revised: 10-16-09

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Articles of merger (pursuant to NRS 92A.200 Page 3
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
(b) The plan was approved by the required consent of the owners of*: Innolog group corporation name of merging entity, if applicable GCC merger sub corporation name of merging entity, if applicable and, or; innolog group corporation name of surviving entity, if applicable
*unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all trustees and beneficial owners of each business trust that is a constituent entity in the merger.
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 3 revised: 10-16-09

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Articles of merger (pursuant to NRS 92A.200 Page 4
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160): the plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Name of merging entity, if applicable and, or; name of surviving entity, if applicable
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 4 revised: 10-16-09

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Articles of merger (pursuant to NRS 92A.200 Page 5
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:
6) location of plan of merger (check a or b): (a) the entire plan of merger is attached; or X (b) the entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NS 92A.200).
7) Effective date (optional)**:
*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “restated” or “Amended and restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent – Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
** a merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 5 revised: 10-16-09

Ross miller secretary of state 204 north Carson street, suite 1 Carson city, Nevada 89701-4520 (775) 684-5708 website: www.nvsos.gov
Articles of merger (pursuant to NRS 92A.200 Page 6
USE BLACK INK ONLY – DO NOT HIGHLIGHT ABOVE SPACE FOR OFFICE USE ONLY
8) signatures – must be signed by: an officer of each Nevada corporation; all general partners of each Nevada limited partnership; all general partners of each Nevada limited-liability limited partnership; a manager of each Nevada limited liability company with managers or one member if there are no managers; a trustee of each Nevada business trust (NRS 92A.250)*
(if there are more than four merging entities, check box and attach an 8 ½” x 11” blank sheet containing the required information for each additional entity.):
GCC merger sub corporation name of merging entity Bill Glaser CEO 8/17/2010 signature title date name of surviving entity innolog group corporation CEO 8/17/2010 signature title date
* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.
This form must be accompanied by appropriate fees. Nevada secretary of state 92A merger page 6 revised: 10-16-09